As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-3951329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

(214) 771-9952

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melissa Bengtson

Chief Legal Officer

RumbleOn, Inc.

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

(214) 771-9952

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Bryan D. Flannery Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 250 3579	Kerry E. Berchem Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 (212) 872-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED May 9, 2025

PRELIMINARY PROSPECTUS

3,792,622 Shares of Class B Common Stock

This prospectus relates to the proposed resale from time to time of up to 3,792,622 shares (the “Shares”) of our Class B common stock, par value $0.001 per share (“Class B common stock”) by the selling stockholders identified herein. We will not receive any proceeds from the sale of our Class B common stock by the selling stockholders.

In this prospectus, the “Company,” “RumbleOn,” “we,” “us,” or “our” refer to RumbleOn, Inc.

The selling stockholders may offer and sell or otherwise dispose of their shares of our Class B common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” in this prospectus for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our Class B common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “RMBL”. On May 6, 2025, the last reported sales price of our Class B common stock on the Nasdaq was $2.64 per share.

Investing in the shares of Class B common stock involves risks. You should carefully read the information under the heading “Risk Factors,” beginning on page 3 of this prospectus and the risk factors contained in any applicable prospectus supplement and in any documents we file with the Securities and Exchange Commission that are incorporated by reference herein or therein before making a decision to purchase our securities.

We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class B common stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf registration process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should carefully review the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with different or additional information. The selling stockholders are offering to sell and seeking offers to buy shares of our Class B common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Class B common stock.

Unless the context otherwise requires, all references to “RumbleOn,” “RMBL,” the “Company,” “registrant,” “we,” “us,” “our” and similar names refer to RumbleOn, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified. Unless otherwise stated or indicated by context, the phrase "this prospectus" refers to the prospectus and any applicable prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

RumbleOn, Inc. operates through two operating segments: a powersports dealership group and a vehicle transportation services entity, Wholesale Express, LLC (“Express”). We were incorporated in 2013 and have grown primarily through acquisitions. RumbleOn, Inc. is headquartered in the Dallas Metroplex and completed its initial public offering in 2017.

We believe our powersports business is the largest powersports retail group in the United States offering a wide selection of new and pre-owned motorcycles, all-terrain vehicles (“ATV”), utility terrain or side-by-side vehicles (“SXS”), personal watercraft (“PWC”), snowmobiles, and other powersports products. We also offer parts, apparel, accessories, finance & insurance products and services (“F&I”), and aftermarket products from a wide range of manufacturers. Additionally, we offer a full suite of repair and maintenance services. As of March 31, 2025, we operated a total of 55 locations, primarily in the Sunbelt region.

We source high quality pre-owned inventory directly from consumers via our proprietary RideNow Cash Offer technology.

Express provides asset-light brokerage services facilitating automobile transportation primarily between and among dealerships and auctions. We provide services focused on pre-owned vehicles to clients across the United States through our established network of pre-qualified carriers.

Corporate Information

We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 901 W. Walnut Hill Lane, Suite 110A, Irving, Texas 75038 and our telephone number is (214) 771- 9952. Our Internet website is www.rumbleon.com.

THE OFFERING

Class B common stock outstanding prior to the offering	37,809,028 shares

Class B common stock offered by the Selling Stockholders	3,792,622 shares

Class B common stock outstanding immediately following the offering:	37,809,028 shares

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Class B common stock by the selling stockholders. See “Use of Proceeds.”

Risk Factors:	You should read the “Risk Factors” beginning on page 3 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors you should carefully consider before deciding to invest in shares of our Class B common stock.

Stock Symbol:	Nasdaq: RMBL

RISK FACTORS

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider all of the information described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our subsequent Current Reports on Form 8-K, particularly under the heading “Risk Factors”, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any of these risks were actually to occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus and in other public disclosures, both written and oral, include “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” or words of similar meaning, or future or conditional verbs, such as “may,” “will,” “should,” “could,” “aims,” “intends,” or “projects,” and similar expressions, whether in the negative or the affirmative. You should not place undue reliance on forward-looking statements, which speak only as of the date of the prospectus. These forward-looking statements are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties beginning on page 3 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all forward-looking statements contained in this prospectus and other public statements made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

There are a variety of factors that could cause actual results to differ from the forward-looking statements in this prospectus and the information incorporated by reference herein, including the following factors:

●	the material weaknesses in our internal control over financial reporting that we have identified in recent years, and our ability to remediate such weaknesses and to ensure that they do not affect our ability to accurately report our financial results;

●	the sensitivity of the powersports industry and our business to changes in general economic conditions and their effects on demand for our products and services;

●	highly competitive conditions in the powersports industry, and competitive pressures arising from existing and new companies;

●	our ability to acquire vehicles that satisfy consumer demand;

●	our ability to grow our business organically and through strategic acquisitions;

●	any diversion of management’s attention in connection with acquisitions and other corporate transactions;

●	difficulties in integrating acquired businesses;

●	our significant indebtedness and the covenants in our debt agreements, which reduce our flexibility to respond to changing business and economic conditions;

●	the fact that the interest rates payable under our debt agreements have increased in the past and may continue to increase, which could increase our interest expense;

●	our ability to retain existing financing (including floor plan facilities), obtain additional financing or to refinance our outstanding indebtedness on satisfactory terms, if at all;

●	any inability to retain or attract qualified personnel;

●	any inability to develop, maintain, or market our brands;

●	any inability to drive traffic to our website;

●	any inability to grow our product offerings;

●	any failure of third parties to provide financing, extended protection products, or other products or services to our customers;

●	changes to the supply or prices of new or pre-owned vehicles;

●	changes in trade policies, including the imposition of tariffs;

●	natural disasters, adverse weather and other events to disrupt our business;

●	any failure to adequately protect personal information;

●	any failure to adequately protect our intellectual property, including our proprietary cash offer technology;

●	any failure to obtain or maintain adequate insurance coverage;

●	adverse conditions affecting one or more of the powersports manufacturers with which we hold franchises;

●	any disruptions or breaches involving our or our third-party providers’ IT systems, which could harm our operations, reputation, and financial condition;

●	any change or deterioration in the relationship with the manufacturers of powersports vehicles we sell;

●	any reduction or discontinuation of sales incentive, warranty, or other promotional programs by manufacturers;

●	seasonality and weather trends; and

●	other factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, particularly under the heading “Risk Factors.”

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the SEC.

USE OF PROCEEDS

All of the shares of Class B common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. The Company will not receive any proceeds from the sale of the shares of Class B common stock by the selling stockholders under this prospectus. Any proceeds from the sale of shares of Class B common stock under this prospectus will be received by the selling stockholders.

We will pay all expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement (as defined below) for the registration of the selling stockholders’ offer and sale of the shares of common stock covered by this prospectus, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filing, printing expenses, messenger and deliver expenses, fees and disbursements of custodians, and fees and disbursements of counsel, independent public accountants and other persons retained by the Company. Each selling stockholder that sells securities hereunder will bear and pay any underwriting discounts and commissions which they incur in selling shares of our Class B common stock, and transfer taxes applicable to the securities sold for such selling stockholder’s account. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS

The following table provides information about the selling stockholders, listing how many shares of our Class B common stock the selling stockholders own on the date of this prospectus, how many shares may be offered by this prospectus, and the number and percentage of outstanding shares the selling stockholders will own after the offering, assuming all shares covered by this prospectus are sold. The information concerning beneficial ownership has been provided by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The selling stockholders may offer and sell the shares of Class B common stock covered by this prospectus from time to time. We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot accurately report the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholders.

We have prepared this prospectus and the registration statement of which it is a part to comply with our registration obligations under a registration rights agreement (the “Registration Rights Agreement”) dated as of December 19, 2024, among the Company, Stone House Capital Management, LLC (together with its affiliates, “Stone House”), Mark Tkach and William Coulter (together, the “selling stockholders”) with respect to the 3,792,622 shares of our common stock issued to the selling stockholders (i) pursuant to that certain Standby Purchase Agreement, dated as of August 8, 2023, as amended, among the Company and the selling stockholders (the “Standby Purchase Agreement”) and (ii) pursuant to that certain Support and Standby Purchase Agreement dated as of November 26, 2024, among the Company and the selling stockholders (the “Support and Standby Purchase Agreement”), and beneficially owned by the selling stockholders.

The number of shares outstanding, and the percentage of beneficial ownership, post-offering are based on 37,809,028 shares of Class B common stock issued and outstanding as of May 1, 2025. For the purposes of the following table, the number of shares of Class B common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which the selling shareholders, respectively, have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

	Shares of Class B Common Stock Beneficially Owned Prior to the Offering			Shares of Class B Common Stock Being Offered Hereby	Shares of Class B Common Stock Beneficially Owned After Completion of the Offering (1)
Name of Selling stockholders	Number		Percent (2)	Number	Number	Percent (2)
SH Capital Partners, L.P.(3)	7,075,815	(6)	18.8%	2,070,978	5,004,837	13.3%
Mark Tkach (4)	6,871,354	(7)	18.2%	860,822	6,010,532	15.9%
William Coulter (5)	6,777,983	(8)	18.0%	860,822	5,917,161	15.7%

(1)	Assumes the selling stockholders dispose of all of the shares of Class B common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of our Class B common stock.

(2)	Percentage of beneficial ownership is based upon 37,809,028 shares of Class B common stock outstanding as of May 1, 2025. Because the selling stockholders are not obligated to sell any portion of the shares of our Class B common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our Class B common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)	The securities are directly held by SH Capital Partners, L.P., a Delaware limited partnership (“SH Partners”), and may be deemed to be beneficially owned by: (i) Stone House, as the general partner and investment manager of SH Partners; and (ii) Mark Cohen, as the Managing Member of Stone House. Mark Cohen serves as a Director of the Company. The address of SH Partners is 1019 Kane Concourse Suite 202, Bay Harbor Islands, Florida 33154.

(4)	Mark Tkach serves as a Director of the Company. The address of Mark Tkach is 1188 East Camelback Road, Phoenix, AZ 85014.

(5)	William Coulter serves as a Director of the Company. The address of William Coulter is 1188 East Camelback Road, Phoenix, AZ 85014.

(6)	Includes (i) 2,070,978 shares of Class B common stock being registered hereby, and (ii) 5,004,837 shares of Class B common stock that are not being registered by the registration statement of which this prospectus forms a part. The shares being registered hereby includes (i) 1,721,645 shares of Class B common stock issued by the Company pursuant to the Standby Purchase Agreement; and (ii) 349,333 shares of Class B common stock issued by the Company pursuant to the Support and Standby Purchase Agreement, which includes 116,555 shares that the Standby Purchaser was otherwise entitled to subscribe for in the Rights Offering.

(7)	Includes (i) 860,822 shares of Class B common stock being registered hereby, and (ii) 6,010,532 shares of Class B common stock that are not being registered by the registration statement of which this prospectus forms a part. The shares being registered hereby includes shares of Class B common stock issued by the Company pursuant to the Standby Purchase Agreement.

(8)	Includes (i) 860,822 shares of Class B common stock being registered hereby, and (ii) 5,917,161 shares of Class B common stock that are not being registered by the registration statement of which this prospectus forms a part. The shares being registered hereby includes shares of Class B common stock issued by the Company pursuant to the Standby Purchase Agreement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our articles of incorporation, as amended, our amended and restated bylaws, as amended, and applicable provisions of Nevada corporate law. You should read our articles of incorporation, as amended, and amended and restated bylaws, as amended, copies of which have been filed with the SEC and are incorporated by reference herein.

Overview

Our articles of incorporation authorize the issuance of

●	(i) 100,050,000 shares of common stock, par value $0.001 per share, of which (1) 50,000 shares are designated as Class A common stock and (2) 100,000,000 shares of common stock are designated as Class B common stock; and

●	(ii) 10,000,000 shares of preferred stock, par value $0.001 per share.

As of May 1, 2025, we had approximately (i) two stockholders of record of 50,000 issued and outstanding shares of Class A common stock, (ii) 45 stockholders of record of 37,809,028 issued and outstanding shares of Class B common stock, and (iii) no shares of preferred stock outstanding.

Our Class B common stock is registered pursuant to Section 12(b) of the Exchange Act and traded on the Nasdaq under the symbol “RMBL.”

Common Stock

Annual Meeting

Annual meetings of our stockholders are held on the date designated by the Board. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of one-third (33%) of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, except as otherwise provided by statute or the articles of incorporation. Special meetings of the stockholders may be called for any purpose by the chairman and shall be called by the chairman or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting. Except as may be otherwise provided by applicable law, our articles of incorporation or our bylaws, all elections of directors shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Issuance of Common Stock

Shares of our Class A common stock and Class B common stock may be issued from time to time as our Board may determine and on such terms and for such consideration as may be fixed by the Board.

Voting Rights

The Class A common stock is identical as to voting rights in all respects to the Class B common stock, except that holders of the Class A common stock are entitled to ten votes per share of Class A common stock issued and outstanding.

Dividends

Holders of shares of Class A common stock and Class B common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board, in its discretion, from funds legally available to be distributed.

Liquidation, Dissolution, and Winding Up

In the event of a liquidation, dissolution or winding up of our company, the holders of shares of Class A common stock and Class B common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any.

Other Rights

Holders of the Class A common stock and Class B common stock have no right to:

●	have their stock redeemed;

●	purchase additional shares of Class A common stock or Class B common stock; or

●	convert their shares of Class A common stock or Class B common stock into any other security. There are no sinking fund provisions applicable to the Class A common stock or Class B common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Broadridge, Inc.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our Board without stockholder approval, unless such action is required by applicable law or the Nasdaq rules. Our Board is authorized to fix the designations, number of shares, powers, preferences, and rights and the qualifications, limitations, or restrictions of the shares of each series of preferred stock. Our Board may determine voting rights, conversion rights into common stock, dividend rights, and preferences with respect to dissolutions and liquidations of each series of preferred stock. The rights, preferences, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series, which such certificate of designation will further amend our articles of incorporation.

The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of our Class A common stock and Class B common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our Class A common stock and Class B common stock until our Board determines the specific powers, preferences and rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

●	restricting dividends on the Class A common stock and Class B common stock;

●	diluting the voting power of the Class A common stock and Class B common stock;

●	impairing the liquidation rights of the Class A common stock and Class B common stock; or

●	delaying or preventing changes in control or management of our company.

Certain Provisions of our Articles of Incorporation and Bylaws and Nevada Law

Board of Directors

Our bylaws provide that each member of our Board will be elected annually for a one-year term. Our bylaws also provide that directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Amendment of Bylaws

Our bylaws may be altered or repealed, and new bylaws may be adopted, by the Board by a majority vote of the whole Board.

Nevada Laws

Nevada corporate law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	20.0% to 33.3%;

●	33.3% to 50.0%; and

●	more than 50.0%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares (as defined in Section 78.3784 of the Nevada Revised Statutes (“NRS”)). The stockholders or Board of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our Class A common stock and Class B common stock from the control share acquisition act.

Exclusive Forum

Our articles of incorporation and bylaws do not contain an exclusive forum provision.

PLAN OF DISTRIBUTION

Selling Stockholders

We are registering the shares of Class B common stock to permit the resale of these shares of Class B common stock by the holder of the Class B common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class B common stock. We will bear all fees and expenses incident to our obligation to register the shares of Class B common stock.

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	underwritten transactions;

(c)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(d)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(e)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(f)	privately negotiated transactions;

(g)	short sales;

(h)	through the writing of options on the securities, whether or not the options are listed on an option exchange;

(i)	through the distribution of the securities by the selling stockholders to its partners;

(j)	one or more underwritten offerings on a firm commitment or best efforts basis; or

(k)	any combination of any of these methods of sale.

The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities. The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker- dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be a selling stockholder. The number of a selling stockholders’ securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholders’ securities will otherwise remain unchanged. In addition, selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from selling stockholders and/or purchasers of selling stockholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

As set forth in the Registration Rights Agreement, we have agreed to register for resale the shares of Class B common stock as required under the Support and Standby Purchase Agreement. The Registration Rights Agreement provides for indemnification of the selling stockholders against specific liabilities in connection with the offer and sale of the shares of Class B common stock, including liabilities under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus certain documents we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC may automatically update and supersede this information.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including those sections incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

●

Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, January 16, 2025, January 29, 2025 (Form 8-K/A), March 18, 2025, April 2, 2025, and May 1, 2025 (Form 8-K/A) (other than the portions of those documents deemed to be furnished and not filed); and

●	The description of our common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017, as updated by the description of registrant’s securities contained in Exhibit 4.11 to the Annual Report on Form 10-K for the year ended December 31, 2019, filed on May 29, 2020, and the Certificate of Amendment filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 4, 2021.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to us at the following mailing address or telephoning us at the following number:

RumbleOn, Inc.

Attn: Investor Relations

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

Telephone: (214) 771-9952

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including RumbleOn, Inc., that file electronically with the SEC at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rumbleon.com. Our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the shares of Class B common stock offered hereby is being passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of RumbleOn, Inc. as of and for the years ended December 31, 2024 and 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance upon the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	$1,567.76
Printing	*
Accounting Fees and Expenses	*
Legal fees and expenses	*
Miscellaneous expenses	*
Total	*
$1,567.76

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

No director of RumbleOn will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our articles of incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●	acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

●	unlawful distributions in violation of Section 78.300 of the NRS.

We are a corporation organized under the laws of the State of Nevada. Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless (a) the presumption that a director or officer acted in good faith, on an informed bases and with a view to the interest of the corporation is rebutted; and (b) it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.751 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. Section 78.751 of the NRS requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Under Section 78.751 of the NRS, if so provided in the corporation’s articles of incorporation, bylaws, or other agreement, a corporation may be required to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article VI of our amended bylaws provides for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties. Our bylaws, therefore, limit the liability of directors consistent with Section 78.7502 and Section 78.751 of the NRS.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting RumbleOn. In the event a stockholder believes the officers or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in RumbleOn in connection with such sale or purchase, including the misapplication by any such officer or director of proceeds from a sale of securities may be able to recover such losses from us.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation filed on October 24, 2013 (Incorporated by reference to Exhibit 3(i)(a) in the Company’s Registration Statement on Form S-1/A, filed on March 20, 2014).
3.2	Certificate of Amendment to Articles of Incorporation, filed on February 13, 2017 (Incorporated by reference to Exhibit 3.3 in the Company’s Annual Report on Form 10-K, filed on February 14, 2017).
3.3	Certificate of Amendment to Articles of Incorporation, filed on June 25, 2018 (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on June 28, 2018).
3.4	Certificate of Designation for the Series B Preferred Stock (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on October 31, 2018).
3.5	Certificate of Change (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on May 19, 2020).
3.6	Certificate of Amendment to Articles of Incorporation, filed on August 3, 2021 (Incorporated by reference to Exhibit 3.1 in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 4, 2021).
3.7	Amended and Restated Bylaws of RumbleOn, Inc., dated October 8, 2021 (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on October 8, 2021).
3.8	Amendment to Amended and Restated Bylaws of RumbleOn, Inc., dated May 9, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2023).
3.9	Amendment No. 2 to Amended and Restated Bylaws of RumbleOn, Inc., dated April 16, 2024 (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on April 19, 2024).
4.1	See Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 for provisions of the Articles of Incorporation, as amended, and the Amended and Restated Bylaws, as amended, which define the rights of the stockholders of Class B common stock.
4.2	Sample Stock Certificate – Class B common stock (Incorporated by reference to Exhibit 4.4 in the Company’s Registration Statement on Form S-1/A filed on September 27, 2017).
4.3	Registration Rights Agreement, dated December 19, 2024, by and among RumbleOn, Inc., Mark Tkach, William Coulter, and Stone House Capital Management, LLC. (Incorporated by reference to Exhibit 10.1 in the Company’s Current Report on Form 8-K, filed on December 19, 2024).
5.1*	Opinion of Snell & Wilmer L.L.P.
23.1*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
23.2*	Consent of BDO USA, P.C.
24.1*	Power of Attorney (included on signature pages).
107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on this 9th day of May, 2025.

RUMBLEON, INC.

By:	/s/ Michael Quartieri
	Name:	Michael Quartieri
	Title:	Chairman of the Board, Chief Executive Officer, and Interim Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of RumbleOn, Inc., hereby severally constitute and appoint Melissa Bengtson and Michael Quartieri, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said registration statement and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable RumbleOn, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Quartieri	Chairman of the Board, Chief Executive Officer, Interim Chief Financial Officer, and Director	May 9, 2025
Michael Quartieri	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
/s/ Mark Cohen	Director	May 9, 2025
Mark Cohen
/s/ William Coulter	Director	May 9, 2025
William Coulter
/s/ Rebecca Polak	Director	May 9, 2025
Rebecca Polak
/s/ Steven Pully	Director	May 9, 2025
Steven Pully

/s/ Rachel Richards	Director	May 9, 2025
Rachel Richards
/s/ Mark Tkach	Director	May 9, 2025
Mark Tkach